Exhibit 99.1

National & Retail Trades and First Call

For release: April 8, 2004 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS MARCH SALES

MENOMONEE FALLS, WI, -- (Business Wire) - April 8, 2004 -- Kohl's Corporation (NYSE:KSS) reported today that sales for the five-week period ended April 3, 2004 increased 9.2% over the five-week period ended April 5, 2003. On a comparable store basis, sales decreased 0.9%.

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. - This Year
	April 3,	April 5,	All	Comp
	2004	2003	Stores	Stores

March	$997.2	$913.5	9.2%	-0.9%
Year-to-Date	$1,589.4	$1,399.7	13.6%	1.8%

During March, the Company successfully opened 21 new stores including seven stores in Sacramento, CA; three stores in Memphis, TN and two stores in Bakersfield, CA. The Company will celebrate the grand opening of 26 additional stores on April 16th, including the entry into the San Diego, CA market with five stores and the Fresno, CA market with three stores.

The Company expects to open approximately 48 stores in the third fiscal quarter including its entry into San Francisco, CA with 11 stores and Salt Lake City, UT with five stores.

At April 3, 2004, the Company operated 563 stores in 37 states, compared with 485 stores in 34 states at the same time last year.

Comments regarding the Company's sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402) 220-0820 and will be available for 36 hours.

Cautionary Statement Regarding Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl's annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact:

Wes McDonald, Chief Financial Officer, (262) 703-1893

Public Relations Contact:

Vicki Shamion, Director of Public Relations, (262) 703-1464

###